Exhibit 5.1

Hunton Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax HuntonAK.com

July 14, 2022

Dorchester Capital Acquisition Corp.

210 Park Avenue, Suite 3121

Oklahoma City, Oklahoma 73102

Re: Dorchester Capital Acquisition Corp. Units Offering.

Ladies and Gentlemen:

We have acted as counsel to Dorchester Capital Acquisition Corp., a Delaware corporation (the “Company”), in connection with the offering and sale (the “Offering”) by the Company of Units (as defined below) pursuant to the Company’s prospectus (the “Prospectus”) included in the Registration Statement (as defined below). The Offering is being registered with the U.S. Securities and Exchange Commission (the “SEC”), pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-265657) initially filed with the SEC on June 16, 2022, and subsequently amended by Amendment No. 1 thereto filed with the SEC on July 14, 2022. Such registration statement, as so amended, is referred to herein as the “Registration Statement.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

As described in the Prospectus, the Company is offering units (“Units”), with each such Unit consisting of (i) one share of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), and (ii) one-half of one warrant, with each such warrant being issued pursuant to a warrant agreement (the “Warrant Agreement”) establishing a series of warrants (the “Warrants”) entitling the holders thereof to purchase one share of Common Stock per one such Warrant. Also as described in the Prospectus, the Offering is being conducted on a firm commitment underwritten basis, pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, EarlyBirdCapital, Inc. and Stephens Inc. (together, the “Underwriters”).

The Units offered pursuant to the Prospectus and sold pursuant to the Underwriting Agreement are referred to herein as the “Offered Units;” the shares of Common Stock forming part of the Offered Units are referred to herein as the “Offered Shares;” and the Warrants forming part of the Offered Units are referred to herein as the “Offered Warrants.”

Dorchester Capital Acquisition Corp.
July 14, 2022

In rendering the opinions set forth herein, we have examined the Registration Statement, including the Prospectus and the following instruments filed as exhibits to the Registration Statement: (a) the forms of the certificate of incorporation and bylaws of the Company, (b) the form of the Underwriting Agreement, (c) the specimen Unit certificate representing Units (the “Specimen Unit Certificate”), (d) the specimen Class A Common Stock certificate representing Common Stock (the “Specimen Common Stock Certificate”), (e) the specimen Warrant certificate representing Warrants (the “Specimen Warrant Certificate”), and (f) the form of Warrant Agreement between the Company and the warrant agent named as a party thereto (the “Warrant Agent”) establishing the terms of the Warrants. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (a) oral or written statements and representations of officers and other representatives of the Company and (b) statements and certifications of public officials and others.

In rendering the opinions set forth herein, we have assumed that (a) all Offered Units will be issued and sold in the manner described in the Prospectus and in accordance with the terms of the duly authorized, executed and delivered Underwriting Agreement entered into in the form filed as an exhibit to the Registration Statement, (b) each of the Offered Units will be duly registered by the registrar for the Units in the unit register maintained by such registrar, (c) each of the Offered Shares will be duly registered by the registrar for the Common Stock in the stock register maintained by such registrar, (d) each of the Offered Warrants will be duly registered by the registrar for the Warrants in the warrant register maintained by such registrar, (e) certificates representing all the Offered Units will conform to the Specimen Unit Certificate, and upon sale and delivery of such Offered Units pursuant to the Underwriting Agreement, certificates representing such Offered Units will have been duly executed and delivered by one of the authorized officers of the Company’s duly appointed transfer agent and registrar for the Units, (f) certificates representing all the Offered Shares will conform to the Specimen Common Stock Certificate, and upon sale and delivery of such Offered Shares pursuant to the Underwriting Agreement, certificates representing such Offered Shares will have been duly executed and delivered by one of the authorized officers of the Company’s duly appointed transfer agent and registrar for the Common Stock, (g) certificates representing all the Offered Warrants will conform to the Specimen Warrant Certificate, and upon sale and delivery of such Offered Warrants pursuant to the Underwriting Agreement, the Warrant Agreement in the form thereof filed as an exhibit to the Registration Statement will have been duly executed and delivered by each of the parties thereto, and certificates representing such Offered Warrants will have been duly executed and delivered by one of the authorized officers of the Company’s duly appointed transfer agent and registrar for the Warrants, and (h) prior to the sale of any Offered Units, the certificate of incorporation of the Company will be duly adopted and filed with the Secretary of State of the State of Delaware in the form thereof filed as an exhibit to the Registration Statement, and the bylaws of the Company will be duly adopted in the form thereof filed as an exhibit to the Registration Statement.

Dorchester Capital Acquisition Corp.
July 14, 2022

In rendering the opinion expressed in paragraph 3 below, we have also assumed (a) the valid existence and good standing of the Warrant Agent, (b) that upon its execution and delivery of the Warrant Agreement, the Warrant Agent will have the power and authority (corporate, partnership, limited liability company or other) to enter into and to incur and perform all its obligations thereunder, (c) the due authorization by all requisite action (corporate, partnership, limited liability company or other) by the Warrant Agent, (d) the due execution and delivery of the Warrant Agreement by the Warrant Agent, and (e) that the Warrant Agreement and the Warrants will constitute the legal, valid and binding obligation of each party thereto (other than the Company), enforceable against each party thereto (other the Company) in accordance with its terms. Such opinion expressed in paragraph 3 below is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Furthermore, insofar as such opinion expressed in paragraph 3 below pertains to the choice of law provisions of the Warrant Agreement or the Warrant, such opinion is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Offered Units have been delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Offered Units will be validly issued, and purchasers of the Offered Units will have no obligation, solely by reason of their ownership of the Offered Units, to make any contributions to the Company or any further payments for their purchase of the Offered Units, and such purchasers will have no personal liability, solely by reason of their ownership of the Offered Units, to creditors of the Company for any of its debts, liabilities or other obligations.

2. When the Offered Units are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Offered Shares will be validly issued, fully paid and non-assessable.

3. When the Offered Units are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Offered Warrants will constitute valid and legally binding obligations of the Company.

Dorchester Capital Acquisition Corp.
July 14, 2022

The opinions expressed herein are limited solely to (a) the General Corporation Law of the State of Delaware and (b) the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Warrant Agreement. We express no opinion concerning any other laws.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP